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                                                                    EXHIBIT 99.2
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              FORM OF CERTIFICATE OF DESIGNATION, PREFERENCES AND
                           RIGHTS OF PREFERRED STOCK

                                      of

                          RENAISSANCE WORLDWIDE, INC.

                        Pursuant to Chapter 156B of the
                          Massachusetts General Laws

     Renaissance Worldwide, Inc., a corporation organized and existing under and by virtue of the General Laws of the State of Massachusetts (the "Corporation") DOES HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors (the "Board of Directors") by the Restated Articles of Organization, as amended, of the Corporation, and in accordance with the provisions of Chapter 156B, Section 26 of the General Laws of the State of Massachusetts, the Board of Directors on June 13, 2000 adopted a resolution providing for the authorization of a series of Preferred Stock, par value $.10 per share (the "Preferred Stock") as follows:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Articles of Organization, as amended, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     Section 1. Designation and Amount.  The shares of such series shall be
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designated as "Series A Preferred Stock" (the "Series A Stock") and the number of shares constituting such series shall be 99,000. The number of shares of Series A Stock may be increased or decreased by a resolution duly adopted by the Board of Directors, but may not be decreased below the number of shares of Series A Stock then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon conversion of any outstanding securities convertible into Series A Stock.

     Section 2.  Dividends and Distributions.
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          (a)  Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Stock with respect to dividends, the holders of shares of Series A Stock shall be entitled to

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     receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment set forth in Section 8 hereof, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, no par value per share, of the Corporation (the "Common Stock") or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Stock.

          (b) The Corporation shall declare a dividend or distribution on the Series A Stock as provided in paragraph (a) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of or a subdivision with respect to
     Common Stock); provided, however, that, in the event no dividend or
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     distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.
     Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

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     Section 3. Voting Rights.  The holders of shares of Series A Stock shall
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have the following voting rights:

          (a) Subject to the provision for adjustment set forth in Section 8 hereof, each share of Series A Stock shall entitle the holder thereof to one thousand votes on all matters submitted to a vote of the stockholders of the Corporation.

          (b) Except as otherwise provided herein or required by applicable law, the holders of shares of Series A Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (c) Except as set forth herein or required by applicable law, holders of Series A Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.  Certain Restrictions
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          (a)  Whenever quarterly dividends or other dividends or distributions payable on the Series A Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Stock outstanding shall have been paid in full, the Corporation shall not:

                 (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Stock;

                 (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Stock, except dividends paid ratably on the Series A Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                 (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock (A) in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding

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          up) to the Series A Stock or (B) in accordance with subparagraph (iv)
          of this Section 4(a); or

                 (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Stock, or any shares of stock ranking on a parity with the Series A Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of the outstanding shares of such stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph
     (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5.  Reacquired Shares.  Any shares of Series A Stock redeemed,
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purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 6.  Liquidation, Dissolution or Winding Up.
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          (a)  Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of Common Stock or any other stock of the Corporation ranking junior (upon liquidation, dissolution or winding up) to the Series A Stock unless, prior thereto, the holders of shares of Series A Stock shall have received $1000.00 per share plus an amount equal to all accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Stock unless, prior thereto, the holders of shares of Common Stock (which term shall include, for the purposes only of this Section 6, any series of the Corporation's Preferred Stock ranking on a parity with the Common Stock upon liquidation, dissolution or winding up) shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1000 (as appropriately adjusted as set forth in Section 8 hereof to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock; such

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     number in this clause (ii), as the same may be adjusted from time to time, is hereinafter referred to as the "Adjustment Number". In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then any remaining assets shall be distributed ratably to the holders of Common Stock. Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Stock and Common Stock, respectively, holders of shares of Series A Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of any remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Series A Stock and Common Stock, on a per share basis, respectively.

          (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Stock, then any remaining assets shall be distributed ratably to the holders of the Series A Stock and the holders of such parity stock in proportion to their respective liquidation preferences.

          (c) None of the merger or consolidation of the Corporation into or with any other entity, the sale of all or substantially all of the property and assets of the Corporation or the distribution to the stockholders of the Corporation of all or substantially all of the consideration for such sale, unless such consideration (apart from the assumption of liabilities) or the net proceeds thereof consists substantially entirely of cash, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 6.

          (d) Each share of Series A Stock shall stand on a parity with each other share of Series A Stock or any other series of the same class of Preferred Stock upon voluntary or involuntary liquidation, dissolution or distribution of assets or winding up of the Corporation.

     Section 7.  Consolidation, Merger, etc.  In case the Corporation shall
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enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the outstanding shares of Series A Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment set forth in Section 8 hereof) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

     Section 8.  Certain Adjustments.  In the event the Corporation shall at any
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time declare or pay any dividend on Common Stock payable in shares of Common
Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by

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reclassification or otherwise than by payment of a dividend in shares of Common
Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the amounts set forth in Sections 2(a) and (b), 3(a), 6(a) and 7 hereof with respect to the multiple of (i) cash and non-cash dividends, (ii) votes, (iii) the Series A Liquidation Preference and (iv) an aggregate amount of stock, securities, cash and/or other property referred to in Section 7 hereof, shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 9.  Ranking.  The Series A Stock shall rank pari passu with (or if
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determined by the Board of Directors in any vote establishing any other series of Preferred Stock, either senior and prior in preference to, or junior and subordinate to, as the case may be) each other series of Preferred Stock of the Corporation with respect to dividends and/or preference upon liquidation, dissolution or winding up.

     Section 10.  Redemption.  The shares of Series A Stock may be purchased by
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the Corporation at such times and on such terms as may be agreed to between the
Corporation and the redeeming stockholder, subject to any limitations which may be imposed by law or the Restated Articles of Organization, as amended.

     Section 11.  Amendment.  The Restated Articles of Organization, as amended,
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of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Stock, voting together as a single class.

     Section 12.  Fractional Shares.  Series A Stock may be issued in fractions
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of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Stock.

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     IN WITNESS WHEREOF, this Certificate of Designation was executed on behalf of the Corporation by its President and attested by its Clerk on _____________, 2000.

                                             By_____________________________

                                               President

Attest:


By___________________

 Clerk

[SEAL]

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